Exhibit 21

Principal Financial Group, Inc. Member Companies

December 31, 2024

Corporation	Jurisdiction of Incorporation
Administradora de Fondos de Pensiones Cuprum S.A.	Chile
Brasilprev Seguros e Previdencia S.A.	Brazil
Business Owner Ecosystem, Inc.	Delaware
CCB Pension Management Co., Ltd.	China
CCB Principal Asset Management Co., Ltd.	China
Ciclic Corretora de Seguros S.A.	Brazil
CIMB Wealth Advisors Berhad	Malaysia
Claritas Administração de Recursos Ltda.	Brazil
Claritas Investments Ltd.	Cayman Islands
Delaware Charter Guarantee & Trust Company	Delaware
Diversified Dental Services, Inc.	Nevada
Employers Dental Services, Inc.	Arizona
Equity FC, Ltd.	Iowa
First Dental Health	California
GAVI PREHC HC, LLC	Delaware
GAVI PREPI HC, LLC	Delaware
Inversiones Cuprum Internacional S.A.	Chile
Origin Asset Management Limited Liability Partnership	United Kingdom
PD Frankfurt GmbH	Germany
Petula Associates, LLC	Iowa
Petula Prolix Development Company, LLC	Iowa
PFG Do Brasil 2 Participacoes Ltda.	Brazil
PFG Do Brasil LTDA.	Brazil
PGI Origin Holding Company Ltd	United Kingdom
Post Advisory Group, LLC	Delaware
Preferred Product Network, Inc.	Delaware
Principal Administradora General de Fondos S.A.	Chile
Principal Advised Services, LLC	Delaware
Principal Afore, S.A. de C.V., Principal Grupo Financiero	Mexico
Principal Ahorro e Inversiones S.A.	Chile
Principal Asia Pacific Investment Consulting (Beijing) Limited	China
Principal Asset Management Berhad	Malaysia
Principal Asset Management Company (Asia) Limited	Hong Kong
Principal Asset Management Company Limited	Thailand
Principal Asset Management (S) Pte. Ltd.	Singapore
Principal Bank	United States
Principal Bermuda Holding, LLC	Delaware
Principal Chile Limitada	Chile
Principal Commercial Acceptance, LLC	Delaware
Principal Commercial Funding, LLC	Delaware
Principal Compañía de Seguros de Vida Chile S.A.	Chile
Principal Consulting (India) Private Limited	India
Principal Corporate Secretarial Services Limited	United Kingdom
Principal Dental Services, Inc.	Arizona
Principal Development Investors, L.L.C.	Delaware

Principal Financial Group, Inc.	Delaware
Principal Financial Group (Mauritius) Ltd.	Mauritius
Principal Financial Group, S.A. de C.V., Grupo Financiero	Mexico
Principal Financial Services (Asia) Pte. Ltd.	Singapore
Principal Financial Services Asia (UK) Ltd	United Kingdom
Principal Financial Services (Bermuda) Ltd.	Bermuda
Principal Financial Services I (UK) LLP	United Kingdom
Principal Financial Services I (US), LLC	Delaware
Principal Financial Services II (UK) Ltd	United Kingdom
Principal Financial Services II (US), LLC	Delaware
Principal Financial Services III (UK) Ltd	United Kingdom
Principal Financial Services Latin America Ltd	United Kingdom
Principal Financial Services V (UK) Ltd	United Kingdom
Principal Financial Services VI (UK) Ltd	United Kingdom
Principal Financial Services, Inc.	Iowa
Principal Fondos de Inversión, S.A. de C.V., Operadora de Fondos de Inversión,
Principal Grupo Financiero	Mexico
Principal Funds Distributor, Inc.	Washington
Principal Generation Plant, LLC	Delaware
Principal Global Financial Services (Europe) II Ltd	United Kingdom
Principal Global Financial Services (Europe) Ltd	United Kingdom
Principal Global Investors Asia (UK) Ltd	United Kingdom
Principal Global Investors (Australia) Limited	Australia
Principal Global Investors (Australia) Service Company Pty Limited	Australia
Principal Global Investors (Europe) Limited	United Kingdom
Principal Global Investors (Hong Kong) Limited	Hong Kong
Principal Global Investors (Ireland) Limited	Ireland
Principal Global Investors (Japan) Ltd.	Japan
Principal Global Investors (Singapore) Limited	Singapore
Principal Global Investors (Switzerland) GmbH	Switzerland
Principal Global Investors Holding Company, LLC	Delaware
Principal Global Investors Holding Company (US), LLC	Delaware
Principal Global Investors Participacoes LTDA.	Brazil
Principal Global Investors Trust Company	Oregon
Principal Global Investors, LLC	Delaware
Principal Global Services (Philippines) LLC	Delaware
Principal Global Services Private Limited	India
Principal Holding Company Chile S.A.	Chile
Principal Holding Company, LLC	Iowa
Principal Innovación, S.A. de C.V.	Mexico
Principal Innovations, Inc.	Delaware
Principal Insurance Company (Hong Kong) Limited	Hong Kong
Principal International (Asia) Limited	Hong Kong
Principal International (South Asia) Sdn. Bhd.	Malaysia
Principal International de Chile S.A.	Chile
Principal International Holding Company, LLC	Delaware
Principal International Latin America Ltd	United Kingdom
Principal International Mexico, LLC	Delaware
Principal International South America I Ltd	United Kingdom
Principal International South America II Ltd	United Kingdom
Principal International, LLC	Iowa

Principal Investment & Retirement Services Limited	Hong Kong
Principal Investor Management (DIFC) Limited	United Arab Emirates
Principal Islamic Asset Management Sdn. Bhd.	Malaysia
Principal Life Insurance Company	Iowa
Principal Mexico Servicios, S.A. de C.V.	Mexico
Principal National Life Insurance Company	Iowa
Principal Nominee Company (Hong Kong) Limited	Hong Kong
Principal Private Fund Management (Shanghai) Co., LTD.	China
Principal Real Asset Investments Private Fund Management (Beijing) Co., Ltd.	China
Principal Real Estate B.V.	Netherlands
Principal Real Estate Europe Limited	United Kingdom
Principal Real Estate Fund Investors, LLC	Delaware
Principal Real Estate GmbH	Germany
Principal Real Estate Holding Company, LLC	Delaware
Principal Real Estate Investors, LLC	Delaware
Principal Real Estate Limited	United Kingdom
Principal Real Estate Portfolio, Inc.	Delaware
Principal Real Estate S.à.r.l.	Luxembourg
Principal Real Estate SAS	France
Principal Real Estate S.L.U.	Spain
Principal Real Estate Spezialfondsgesellschaft mbH	Germany
Principal Reinsurance Company of Delaware	Delaware
Principal Reinsurance Company of Delaware II	Delaware
Principal Reinsurance Company of Vermont	Vermont
Principal Reinsurance Company of Vermont II	Vermont
Principal Securities, Inc.	Iowa
Principal Seguros, S.A. De C.V., Principal Grupo Financiero	Mexico
Principal Servicios Corporativos Chile Ltda.	Chile
Principal Servicios de Administración S.A.	Chile
Principal Shareholder Services, Inc.	Washington
Principal Trust Company (Asia) Limited	Hong Kong
Principal Trust Company (Hong Kong) Limited	Hong Kong
Principal Workforce, LLC	Delaware
Principal Workplace Ventures, LLC	Delaware
PT Principal Asset Management	Indonesia
PT Principal International Indonesia	Indonesia
SAMI Brokerage LLC	Delaware
Spectrum Asset Management, Inc.	Connecticut